LAWRENCE
ADAMS
LTD

                                    AGREEMENT

         Agreement made this ____ day of December, 1999, by and between Lawrence Adams LTD, with offices located at 450 7th Avenue, Suite 1304, New York, NY 10123 and Northern Business Consultants Ltd., with offices located at Unit 431, 230-1210 Summit Drive, Kamloops, V2C 6M1, Forest Glade International Inc., 370-444 Victoria Street Prince George, BC, Canada, V2L 2J7

                              W I T N E S S E T H:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants Hereinafter set forth, the parties hereto agree as follows:

     1. Lawrence Adams LTD shall provide: Such services may include, but are not limited to: (a) initial profiling of the Company on a subscriber based internet website with continuous updates for a period of one year from the commencement of this agreement, (b) links from major search engines, (c) ongoing e-mail contact, distributing news and other information about the Company on the Internet, (d) special on-line news conferences, chat rooms and bulletin boards devoted to the Company, (e) designing and promoting a website exclusively for the Company, and (f) such other assistance as the parties may routinely agree upon in writing.

     2. The Company agrees to indemnify and hold harmless Lawrence Adams LTD and its affiliates against any legal action arising from any warranties and representations provided by the Company. Such indemnification shall include payment of any judgments, cost of legal representation and court costs, if any.

     3. The fees set forth herein below shall be in addition to any other fees that the Company may be required to pay to consummate any transactions referenced in Paragraph "1" herein above.

     4. This Agreement constitutes an exclusive arrangement between Lawrence Adams LTD and the Company for any services to be provided hereunder for a period of one year from the date of this Agreement.

     5. In consideration of the services provided by Lawrence Adams LTD the Company further agrees to the following financial terms and conditions and the Company agrees to Lawrence Adam's LTD fees as follows:

       (a) 75,000 (seventy five thousand) shares of the Company's free trading common stock to be delivered at the signing of this Agreement;

       (b) 100,000 (one hundred thousand) shares of the Company's restricted 144 stock to be delivered at the signing of this Agreement;


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       (c) 100,000 (one hundred thousand) warrants exercisable at the price of
$1.09, and 100,000 (one hundred thousand) warrants exercisable at the price of $3.00, with piggyback registration rights attached;

       (d) Lawrence Adams LTD shall, subject to the terms hereof, have the right to exercise the Warrants to their entirety for a term ending the close of business on December __,2003 (the "Expiry Date"). On the Expiry Date the Warrants shall expire and terminate and be of no future or effect whatsoever.

       (e) Should the Company be dissatisfied with the services provided by the Lawrence Adams LTD and thereby wish to terminate the provisions provided for above, the Company must do so in writing, delivered by registered mail no later than 15 days prior to the 1st of the month in which they wish to terminate.

     6. The number of Shares deliverable upon the exercise of the Warrant shall be subject to adjustment in the event and in the manner following:

       (a) in the event of any subdivision of subdivisions of the Shares of the Company as such Shares are constituted on the date hereof, at any time while the Warrant is in effect into a greater number of Shares, the Company will thereafter, deliver at the time of purchase of Shares hereunder, in addition to the number of Shares in receipt of which the right to purchase is then being exercised, such additional number of Shares as a result from said subdivision or subdivisions without Lawrence Adams LTD making any additional payment or giving any other consideration therefor;

       (b) in the event of any consolidation or consolidations of the Shares of the Company as such shares are constituted on the date hereof, at any time while the Warrant is in effect, into a lesser number of Shares, the Company will thereafter deliver and Lawrence Adams LTD shall accept at the time of purchase of Shares hereunder, in lieu of the number of Shares in respect of which the right to purchase is then being exercised, the lesser number of Shares as a result from such consolidation or consolidations

       (c) in the event of any change of the Shares of the Company as such Shares are constituted on the date hereof, at any time while the Warrant is in effect, the Company will thereafter deliver at the time of purchase of Shares hereunder the number of Shares of the appropriate class resulting from the said changes as Lawrence Adams LTD would have been entitled to receive in respect of the number of Shares so purchased had the right to purchase been exercised before such change; or

       (d) in the event of any capital reorganization, reclassification or change of outstanding equity Shares (other than a change in the par value thereof) of the Company or in the event of any consolidation, merger or amalgamation of the Company with or into, any other company or in the event of any sale of the property of the Company as or substantially as an entirety at any time while the Warrant is in effect, Lawrence Adams LTD shall thereafter have the right to purchase and receive, in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant, the kind and amount of Shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of a number of Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the Warrant would have received as a result of such. The subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of capital of the Company for the purposes of this sub-division.

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

       The adjustments provided for in Section 6 are cumulative. The Company shall not be required to issue fractional Shares in satisfaction of its obligations hereunder. Any fractional interest in a share that would be deliverable upon the exercise of the Warrant shall be canceled and not be deliverable by the Company.

       7. The Warrant shall be exercisable by Lawrence Adams LTD or their legal representatives tendering a notice in writing at the offices of the Company at Unit 431, 230-1210 Summit Drive, Kamloops, BC V2C 6M1, specifying the number of Shares being purchased, together with a certified check in favour of the Company in an amount equal to the full purchase price of the number of Shares so specified upon any exercise of Warrant as aforesaid, the Company shall forthwith cause the Transfer Agent of the Company to deliver to Lawrence Adams LTD or their legal representatives (or as Lawrence Adams LTD may otherwise direct in the notice of exercise of Warrant) a certificate or certificates in the name of Lawrence Adams LTD or their legal representatives (or as the Consultant may otherwise direct in the notice of exercise of Warrant) representing in the aggregate such number of Shares as Lawrence Adams LTD or his legal representatives shall have been paid for.

       8. The Company and its affiliates agree to fully disclose to Lawrence Adams LTD any and all information that is deemed pertinent to the business of the Company.

       9. This Agreement shall be defined by and construed in accordance with the laws of the State of New York.

       10. Representations and Warranties of the Company are as follows:

          (a) The execution and delivery of this Agreement, and consummation by the Company of their transactions contemplated hereby, will be duly and validly authorized by the Board of Directors of the Company;

          (b) This Agreement constitutes the legal, valid and binding act of the Company and is enforceable with respect to the Company in accordance with its terms and neither the execution and delivery of this Agreement by the Company nor its consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any provisions hereof, will conflict with or result in a breach or violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, security agreement, charter or other instrument, obligation or corporate restriction (including, without limitation, Articles of Incorporation and By-Laws) to which the Company is a part or by which the Company is bound, or violates any judgment, order, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

       11. Lawrence Adams LTD shall have no rights whatsoever as a shareholder in respect to any of the Warranted Shares (including any right to receive dividends or other distributions thereon) other than in respect of Warranted Shares in respect of which Lawrence Adams LTD shall have exercised their Warrant and which Lawrence Adams LTD shall have actually taken up and paid for.

       12. The provisions of this Agreement and the exercise of the rights herein before granted to Lawrence Adams LTD are subject to the approval of the regulatory authorities having jurisdiction over the affairs of the Company.

       13. The Company hereby agrees to and with Lawrence Adams LTD that it will reserve in it treasury sufficient Shares to permit the issuance and allotment of the Warranted Shares to Lawrence Adams LTD in the event the Warrant or any part thereof is exercised.

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       14. All prior understandings and agreements of the parties relating in the subject matter hereof have been merged into this Agreement. No representations or warranties as to the subject matter hereof have been made, except as expressly set forth herein. No modifications, changes or alterations of this Agreement shall be binding upon any party hereto unless the same shall be in writing, signed by all of the parties hereto.

       15. The parties agree that any suit, action or proceeding between the parties herein arising out of or relating in any manner to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York.

       16. This Agreement may not be assigned by any of the parties hereto without the written consent of all the other parties hereto and shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

       17. The failure of any party to enforce strict performance of this Agreement or any one or more of its terms shall not be deemed or construed to be a waiver of any terms, conditions, rights, options or remedies hereunder, and the same shall continue in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the ____ day of _____________, 1999.



By:
  ------------------------------------------
     Adam Kriftcher, Vice President
     Lawrence Adams LTD


By:     /s/ Bob Munro
  ------------------------------------------
     Bob Munro, President
     Northern Business Consultants Ltd.


By:   /s/ Wayne Loftus
  ------------------------------------------
     Wayne Loftus, CEO
     Forest Glade International Inc.


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